EXHIBIT 23.1

Consent of Rehmann Robson, P.C.

Exhibit 23.1 - 1

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to us under the caption “Experts” in this Amendment to the Registration Statement on Form S-3 pertaining to the Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, and to the incorporation by reference therein of our integrated audit report dated March 8, 2011, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Isabella Bank Corporation, included in its Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Rehmann Robson, P.C.

Saginaw, Michigan

January 31, 2012

Exhibit 23.1 - 2